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                                                                Exhibit (d)(xii)


[LETTERHEAD OF TSUMURA INTERNATIONAL INC]

                                                        #195361 v3  DRAFT/01/RWP
                                                                07/18/00  6:14pm

                                        July 19, 2000


Aluwill Acquisition Corp.
c/o Chartwell Investments II LLC
717 Fifth Avenue
23rd Floor
New York, New York 10022

Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of July 19, 2000 (the "Merger Agreement") among Carey International, Inc., a Delaware corporation (the "Company"), Limousine Holdings, LLC, a Delaware limited liability company ("Parent"), Aluwill Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and Eranja Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquisition Company ("Acquisition Company Sub"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     The undersigned (the "Optionee"), being a holder of certain stock options to purchase Shares (the "Options") of the Company pursuant to the one or more of the Company's 1987 Stock Option Plan, 1992 Stock Option Plan, 1997 Equity Incentive Plan, and 1998 Non Qualified Stock Option Plan (collectively, the "Plans"), acknowledges that:

          (a) pursuant to Section 3.4(b) of the Merger Agreement, upon the Effective Time, each Option that has not been previously exercised shall be cancelled and, in exchange therefor, the Optionee will receive an amount in cash in respect of each Option equal to the excess, if any, of the Offer Price (currently $18.25) over the per Share exercise price thereof (such payment to be net of applicable withholding taxes); and

          (b) pursuant to Section 3.1(a) of the Merger Agreement, if an Option is validly exercised in accordance with the Plans, and the Shares received upon such exercise are validly tendered in accordance with the Merger Agreement or converted upon consummation of the Merger, each such Share will be converted into the right to receive, in cash, the Offer Price (currently $18.25).

     In connection with the foregoing, and in order to facilitate the consummation of the transactions contemplated in the Merger Agreement, the Optionee agrees to exercise the Options (including incentive stock options) in accordance with the Plans immediately prior to the Merger. The Optionee will be permitted to exercise the Options with the use of notes as set forth in and in accordance with the terms of the Option Exercise/Cancellation Agreement, substantially in the form attached hereto, which the undersigned agrees to execute upon request of the Company. If requested by Acquisition Company in order to accomplish the Short Form Merger, the Optionee agrees to sell the Shares acquired upon exercise of the Options to Acquisition Company (or its designee) at the Offer Price. The Optionee also agrees to vote all Shares owned by Optionee in favor of the Merger.
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     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement may not be amended, modified or supplemented without the written consent of the Optionee and Acquisition Company. This Agreement shall become effective upon such time, if any, as the Merger Agreement shall be executed and delivered by the parties thereto and shall terminate upon the termination of the Merger Agreement.

                                    Very truly yours,


                                    /s/ Don R. Dailey
                                    -----------------
                                    Name:  Don R. Dailey

ACKNOWLEDGED AND AGREED TO:

ALUWILL ACQUISITION CORP.



By: /s/ Todd Berman
   ---------------------------
Name: Todd Berman
     -------------------------
Title: President
      ------------------------
Dated: 7/19/00
      ------------------------
                                       2
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                    RETIREMENT/CONSULTING AGREEMENT TERMS


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     Provision                               Agreement
     ---------                               ---------

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Executive                Don R. Dailey
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Effective Date           Closing of Merger.
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Term                     On the Effective Date, Executive shall retire from the
                         Company as its President and as a director of the Board
                         and immediately thereafter, shall serve as a consultant
                         through the earlier of (if the third anniversary
                         thereof, (ii) Executive's termination for Cause or
                         (iii) Executive death.
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Position and Duties      Consultant. During the Term, Executive shall provide
                         such consulting services as may reasonably be requested
                         from time to time by the Company.
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Place of                 Company's principal executive of fees in Washington,
Performance              D.C.
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Consulting Fee           During the Term, Executive shall be paid a consulting
                         fee of $200,000 for year one, $150,000 for year two and
                         $100,000 for year three (or a pro-rata amount thereof
                         in the event of an earlier termination of the
                         consultancy). During the Term, Executive shall receive
                         reimbursement for all travel and related expenses in
                         the performance of his duties.
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Benefits and             During the Term, Executive shall be provided with
Perquisites              health and life insurance benefits on an enhanced basis
                         from those that he is currently receiving; provided
                                                                    --------
                         that, the Company may satisfy part of this obligation
                         ----
                         with respect to health insurance by paying Executive's
                         COBRA continuation coverage premiums.


                         In addition, during the Term, the Executive will be entitled to receive the same automobile allowance, including insurance, and use of the Company's car service to the same extent as such were provided prior to the Effective Date.


                         Executive shall not be permitted to participate in any Company employee benefit plans unless the express terms of which provide eligibility for consultants and Executive meets such eligibility criteria.
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Non-compete              In consideration of a payment of $50,000, during the
Covenant Term and one (1) year thereafter (the "Restricted Period") Executive may not directly or indirectly compete with the Company without the Company's prior written consent.

Confidentiality          During the Term and following his termination of
Covenant                 service, Executive shall not disclose any confidential
                         information or trade secrets without the Company's written consent and he shall return of all Company property upon termination of service.

Nonsolicitation          During the Restricted Period will not attempt to
                         solicit any employee or customer or client of the
                         Company.
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Entire Agreement         Upon execution of a definitive consulting agreement,
                         all prior agreements and understandings shall be
                         superceded including, without limitation, the
                         Employment Agreement, by and between CI and Executive,
                         dated as of May 12, 2000 a copy of which in its current
                         form has been provided to counsel for Chartwell (the
                         "Employment Agreement"); provided, that, Executive
                                                  --------  ----
                         shall still be
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                         entitled to the payment under Section 6 of the
                         Employment Agreement in accordance with the terms and
                         conditions thereof.
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Governing Law            Delaware
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                    IN WITNESS WHEREOF, the undersigned agree as of the 19/th/
day of July, 2000, to negotiate in good faith to enter into a definitive retirement consulting agreement with terms and conditions which are consistent with the terms and conditions set forth above by the Effective Date.

                                             COMPANY

                                             By: /s/ Don R. Dailey
                                                --------------------------------

                                             ___________________________________
                                             Don R. Dailey